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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF PEOPLESOFT, INC.

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SUBSIDIARY NAME                                     INCORPORATED/
                                                    FORMED IN
Distinction New Zealand                             New Zealand
PeopleSoft Argentina S.A.                           Argentina
PeopleSoft Asia Pte. Ltd.                           Singapore
PeopleSoft Australia Pty. Ltd.                      Australia
PeopleSoft Belgium BVBA                             Belgium
PeopleSoft Brasil Ltda                              Brazil
PeopleSoft B.V.                                     Netherlands
PSFT (BVI) Holding Corporation                      British Virgin Islands
PeopleSoft Canada Co.                               Canada
PeopleSoft Chile Holdings, Ltd.                     Cayman Islands
PeopleSoft Chile LTDA                               Chile
PeopleSoft China Holding Corporation                British Virgin Islands
PeopleSoft C.I. Holdings Ltd.                       Cayman Islands
PeopleSoft Colombia Holdings, Ltd.                  Cayman Islands
PeopleSoft Credit Corporation                       California, USA
PeopleSoft Danmark APS                              Denmark
PeopleSoft FSC, Inc.                                Barbados
PeopleSoft France S.A.                              France
PeopleSoft GmbH                                     Germany
PeopleSoft Hong Kong Ltd.                           Hong Kong
PeopleSoft Iberica, S.L.                            Spain
PeopleSoft India Private Ltd.                       India
PeopleSoft International B.V.                       Netherlands
PeopleSoft International Ltd.                       Cayman Islands
PeopleSoft Investments, Inc.                        Delaware, USA
PeopleSoft Italia Srl.                              Italy
PeopleSoft Japan K.K.                               Japan
PeopleSoft Luxembourg S.A.R.L.                      Luxembourg
PeopleSoft Mexico S.A. de C.V.                      Mexico
PeopleSoft New Zealand                              New Zealand
PeopleSoft Nordic AB                                Sweden
PeopleSoft Properties, Inc.                         California, USA
PeopleSoft Schweiz A.G.                             Switzerland
PeopleSoft South Africa (Pty) Ltd.                  South Africa
PeopleSoft Texas, Inc.                              Delaware, USA
PeopleSoft UK Ltd.                                  United Kingdom
PeopleSoft Unterstutzungskasse GMBH                 Germany
PeopleSoft USA, Inc.                                California, USA
PeopleSoft Venezuela, S.A.                          Venezuela
PeopleSoft Ventures, Inc.                           California, USA
People Soft Worldwide (M) Sdn. Bhd                  Malaysia
PSFT C.I. Holdings Ltd.                             Cayman Islands
Vantive Australia Pty Ltd.                          Australia
Vantive do Brasil Ltda                              Brazil
Vantive Mexico S.A. de C.V.                         Mexico
Vantive Singapore                                   Singapore
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